Exhibit 10.18

                       Contract on Reimbursement of Costs


  The present Contract is made this 20h day of March, 2003 between:

  (1) the company "Sakhalin General Trading and Investment Limited", the legal entity incorporated under the laws of Cyprus, having its registered address at Doma Building, 227 Archbishop Makarios street III, Limassol, Cyprus ("SGTI"), represented by its General Director Dallas R. Dempster acting on the basis of the Statute of SGTI, and

  (2) the JSC "Sakhalin City Centre, Limited" ("SCC"), the legal entity incorporated pursuant to the laws of the Russian Federation, having its place of business: Sakhalin region, the city of Yuzhno-Sakhalinsk, Kommunisticheskij prospekt, 32, office 452, represented by the Acting general director Mozolevsky Valery Pavlovich on the basis of the Statute of the company and the Order No.19-H dated 02.12.2002, on the one part,

  (3) the company Sino Smart Investment Limited, the legal entity incorporated under the laws of Hong Kong, having its registered address at Room 1109, Pacific Plaza, 418 Des Voeux Road, West, Hong Kong ("SSI"), represented by Popova O.V., acting on the basis of the Power-of-attorney dated "12" February 2003.

  The parties have taken into consideration the fact that:

  - SCC has entered into a number of contracts and agreements with the Administration of the city of Yuzhno-Sakhalinsk ("Administration of the City") as well as with another parties, according to which contracts and agreements SCC has taken possession on the terms of lease over a plot of land (the "Land") in the center of the city of Yuzhno-Sakhalinsk for the purposes of its commercial exploitation pursuant to the terms and conditions of the said contracts and agreements;

  - SCC as the Lessor and the JSC "Ostrov Sakhalin", the city of YuzhEnol Sakhalinsk, Sakhalin region ("OS"), as the Sub-lessee, on the 20th of March, 2003 have entered into the Contract of Sub-lease in respect of a part of the Land - the Plot (as these terms are defined and described in the Contract of Sub-lease);

  - In the course of preparation of the Land for its commercial exploitation SCC has born certain costs, which costs in their half were born for the purposes of preparation of the Plot for commercial exploitation;

  - The said costs were born by SCC with the financial support of SGTI;

  - SSI has the interest in the development of the Plot and in the fact that the costs born by SGTI in connection with the preparation of the Plot for commercial exploitation (the "Costs of SGTI born in respect of the Plot") are reimbursed, and have agreed on the following:

  1. SSI agrees to pay to SGTI, and SGTI agrees to take from SSI the reimbursement of the Costs of the SGTI in respect of the Plot in the amount of 1.300.000-00 (one million three hundred thousands) US dollars. This obligation shall be legally bounding from the date of the state registration of the Contract of Sub-lease, the receipt by OS of the Certificate on the state registration of sub-lease and the receipt by SCC of the new Certificate on the registration of the lessee's right in respect of the Land without the Plot or putting down the respective marks on the available Certificate on the registration of the lessee's right in respect of the Land, taking into account the transfer of the part of the Plot on the terms of sublease to OS (hereinafter referred to as the "State Registration").

  2. The said sum shall be payable by three installments within the following periods of time:

  - 450.000-00 (Four hundred Fifty thousands) US dollars - within 5 (Five) banking days from the date of the State Registration;

  -  425.000-00 (Four hundred Twenty Five thousands) US dollars - within 1
     (one) month from the date of the first installment (with possible divergence of 5 banking days);

  -  425.000-00 (Four hundred Twenty Five thousands) US dollars - within 1
     (one) month from the date of the second installment (with possible divergence of 5 banking days);

  For delay in payment of the said sums SSI shall pay to SGTI the fine at the rate 0,05 % of the sum not paid timely for each day of delay.

  3. SSI shall make the payment at the following requisites:


  or according to the additional written instructions of SGTI.

  4. Upon the written request of SSI, SCC shall be obligated to put at the disposal of SSI the necessary documentation confirming the costs born in connection with the preparation of the Plot for its commercial exploitation and forming the amount of reimbursement.

  5. The present contract shall loose force in case the State Registration is not effected before or at the date of 1st of September, 2003.

  6. The present contract shall be governed by the law of Cyprus. The disputes arising from the Contract shall be settled by the competent courts of the Republic of Cyprus.


For and on behalf of SGTI                     For and on behalf if SSI

/s/ Dallas R. Dempster                        /s/ Popova O.M.
----------------------                        -------------------
Name Dallas R. Dempster                       Name
Position Directer                             Position

For and on behalf of SCC

/s/
------------------
Name
Position

                        Contract of Assignment of Rights

This Contract is made this 20th day of March, 2003 between:

(1) the company "Sakhalin General Trading and Investment Limited", the legal entity incorporated under the laws of Cyprus, having its registered address at Doma Building, 227 Archbishop Makarios III Avenue, Limassol, Cyprus ("SGTI"), represented by the General director Dallas R. Dempster acting on the basis of the Statute of the company, and JSC "Sakhalin City Centre, Limited" ("SCC"), the legal entity incorporated under the laws of the Russian Federation, domiciled at: Sakhalin region, the city of Yuzhno-Sakhalinsk, Kommunisticheskij prospekt, 32, office 452, represented by the Acting general director Mozolevskij Valery Pavlovich on the basis of the Statute of the company and the Order No.19-H dated 02.12.2002 (SGTI and SCC hereinafter jointly referred to as the "Assignors"), on the one part, and

(2) the JSC "Ostrov Sakhalin" ("OS"), the legal entity incorporated pursuant to the laws of the Russian Federation, domiciled at: Sakhalin region, the city of Yuzhno-Sakhalinsk, Pogranichnaya Street, house l, represented by its General director Burkov Valentin Mikhailovich, acting on the basis of the Statute of OS, and the company Sino Smart Investments Limited, the legal entity incorporated under the laws of Hong Kong, having its registered address at Room 1109, Pacific Plaza, 418 Des Voeux Road, West, Hong Kong ("SSI"), represented by Popova O.V., acting on the basis of the Power-of attorney dated "12" February 2003 (OS and SSI hereinafter jointly referred to as the "Assignees") on the other part.

The parties have taken into consideration that:

- SCC has entered into a number of contracts and agreements with the Administration of the city of Yuzhno-Sakalinsk as well as with another parties, according to which contracts and agreements SCC has leased a piece of land (the "Land") in the center of the city of Yuzhno-Sakhalinsk for the purposes of its commercial exploitation pursuant to the conditions of the said contracts and agreements;

- in the course of preparation of the Land for its commercial exploitation the Assignors have born certain costs (indicated in the Appendix to the present Contract - hereinafter referred to as the "Costs born by the Assignors"), aimed at the development and improvement of the infrastructure of the city of Yuzhno-Sakhalinsk;

- SCC as the Lessor and OS as the Sublessee have entered into the Contract of Sublease on the 20th of March, 2003 in respect of a part of the Land - the Plot (as this term is defined and described in the Contract of Sublease);

- Half of the Costs born by the Assignors, viz. US Dollars l 300 000 (one million three hundred thousand US Dollars) (or the respective ruble equivalent of this sum making 41 080 000 rubles excluding VAT) applies to the preparation of the Plot for its commercial exploitation (the "Costs of the Assignors born in respect of the Plot");

- The Assignors and SSI have entered into the Contract on Reimbursement of the Costs dated 20th March 2003, (the "Contract on Reimbursement of the Costs"),

- As consideration for entering into the Contract on Reimbursement of the Costs the Assignors agreed to assign all rights and claims, which have arisen for the benefit of the Assignors in connection with the Costs of the Assignors born in respect of the Plot, and taking into consideration that the Contract of Sublease is concluded and the issue of reimbursement of the Costs of the Assignors born in respect of the Plot is settled,

Now, the parties have agreed on the following.

1. Hereby the Assignors, jointly and severally, assign, and the Assignees agree to accept all rights and claims, which have arisen for the benefit of the Assignors and which are available to the Assignors as on the date of this Contract in connection with the Costs of the Assignors born in respect of the Plot, aimed at the development and improvement of the infrastructure of the city of the Yuzhno-Sakhalinsk, providing new accommodation to the tenants previously residing on the Plot, clearance of the Plot from constructions and debris, improvement of its infrastructure etc. etc.

2. The Assignees, on their part, agree and confirm the fact that the rights and claims of the Assignors assigned to the Assignees will be used by the latters in accordance with the purposes agreed in the arrangements in respect of the lease of the Land and sublease of the Plot.

3. Upon the written request of Assignees, Assignors shall be obligated to provide the Assignees with the necessary documentation confirming the costs born in connection with the preparation of the Plot for its commercial exploitation and forming the amount of reimbursement.

4. The present contract shall be governed by the law of Cyprus. The disputes arising from the Contract shall be settled by the competent courts of the Republic of Cyprus.

For and on behalf of SGTI                   For and on behalf of SSI
/s/ Dallas R. Dempster                         Olga V. Popova
Dallas R. Dempster                          Attorney-in-fact
General director

For and on behalf of SCC                    For and on behalf of OS
/s/ Mozolevskij V.P.                        /s/ Burkov V.M.
Mozolevskij V.P.                            Burkov V.M.
Acting General director                     General director

                             CONTRACT OF SURETYSHIP

supplemental to the Contract on Reimbursement of Costs made on the 20th of March, 2003 between the companies "Sakhalin General Trading and Investment Limited", Limassol, Cyprus, JSC "Sakhalin City Centre, Limited", Yuzhno-Sakhalinsk, Russian Federation, on the one part, and "Sino Smart Investments Limited", Hong Kong, on the other part (the "Contract on Reimbursement of Costs")

The City of Yuzhno-Sakhalinsk                                "20" of March, 2003

  (1) the company "Sakhalin General Trading and Investment Limited", Limassol, Cyprus, hereinafter referred to as "SGTI", represented by the General Director of the company Dallas R. Dempster, acting on the basis of the Statute, on the one part, and

  (2) the JSC "Ostrov Sakhalin", the city of Yuzhno-Sakhalinsk, Sakhalin region, Russia, hereinafter referred to as the "Surety", represented by the General Director Burkov Valentin Mikhailovich, acting on the basis of the Statute, on the other part, jointly referred to as the "Parties", have entered into the present contract on the following terms:

                  1. THE SUBJECT OF THE CONTRACT OF SURETYSHIP

  1.1. Under the present Contract of Suretyship the Surety shall be obligated to bear liability (with all its property - material and non-material assets and monetary funds on ruble and currency accounts) to SGTI for performance by the company Sino Smart Investment Limited, Hong Kong (hereinafter referred to as the "Debtor") of its obligations under the Contract on Reimbursement of Costs in the amount of 1.300.000-00 (One million three hundred thousands) US Dollars.

                         2. OBLIGATIONS OF THE PARTIES

  2.1. The Surety's liability shall be subsidiary to the Debtor's liability to SGTI for performance of all obligations of the Debtor under the Contract on Reimbursement of Costs.

  2.2. In case of delay in performance by the Debtor of its obligations to SGTI, SGTI shall have the right to demand from the Surety performance of the said obligations or to enforce recovery of the debt from the Surety pursuant to the procedure established by law.

  2.3. The Surety agrees to be liable under the present obligation also in case of the transfer of the debt by the Debtor to another person.

                           3. THE TERM OF THE SURETY

  3.1. The surety is given for the term expiring on the 31st December, 2003.

  3.2. The surety shall be terminated:

    - in case the Contract on Reimbursement of Costs secured thereby is altered without the written consent of the Surety;

    - in case SGTI fails to file a claim against the Surety on performance of the Debtor's obligations under the Contract on Reimbursement of Costs;

    - in case SGTI refuses to accept the proper performance under the Contract on Reimbursement of Costs offered by the Surety or the Debtor;

    - in case of performance by the Debtor of its obligations under the Contract on Reimbursement of Costs.

                4. THE PROCEDURE OF SETTLING DISPUTES AND CLAIMS

  4.1. All disputes and claims arising out of the present Contract of Suretyship shall be settled by the parties by negotiation.


  4.2. In case the parties fail to come to an agreement by way of negotiations, disputes and differences shall be settled by the arbitration courts of the Russian Federation having jurisdiction in accordance with the legislation of the Russian Federation.

                              5. FINAL PROVISIONS

  5.1. The present Contract of Suretyship shall come into force from the date of the state registration of the Contract of Sublease made on the 20th of March, 2003 between the JSC "Sakhalin City Centre, Limited" ("SCC"), the city of Yuzhno-Sakhalinsk, Russia, as the Lessor, and the JSC "Ostrov Sakhalin" ("OS"), the city of Yuzhno-Sakhalinsk, Russia, as the Sublessee, the receipt by OS of the Certificate of the state registration of sublease and the receipt by SCC of the new certificate of the registration of the right of lease of the Land without the Plot (as these terms are defined in the Contract on Sublease).

  5.2. All alterations and amendments to the present Contract of Suretyship shall be valid provided that they are made in written form and are signed by the duly authorized representatives of the parties.

  5.3. All notifications and communications shall be made in writing.

  5.4. The present Contract is made in 3 copies, all of them having equal legal force, one copy for the Surety, one for the SGTI and one for the Debtor.

  5.5. By solving all the issues not provided for by the present Contract the parties shall be governed by the legislation of the Russian Federation in force.

                   6. ADDRESSES AND REQUISITES OF THE PARTIES

SGTI: Doma Building, 227 Archbishop Makarios Street III, Limassol,
      Cyprus
      C/o Lottery @ Wagering Solutions Inc.
      8201 Peters Road, Suite 1000, Ft. Lauderdale, USA, Fl. 33324
      Fax: + 44 20 72351604
      E-mail: Dallas.Dempster@btclick.com

The Surety: Russian Federation, 693013, Sakhalin region, the city of
         Yuzhno-Sakhalinsk, Pogranichnaya Street, house 1. Fax: (4242) 55 14 78 E-mail: olga@pilenga.ru

For and on behalf                     For and on behalf
of SGTI                               of the Surety

/s/ Dallas R. Dempster                /s/ Burkov V.M.
Dallas R. Dempster                    Burkov V.M.
General director                      General director


Appendices: - certified copy of the Surety's latest balance sheet,
            - copy of the Statute of the JSC "Ostrov Sakhalin"
            - copy of the Certificate of registration of the JSC
              "Ostrov Sakhalin"
            - copy of the Certificate on the registration as tax payer at the
              State tax inspection;
            - list of accounts and banks holding accounts for JSC
              "Ostrov Sakhalin".

                                    Contract
                   of purchase and sale of securities (stocks)
             in Joint-Stock Company "Sakhalin City Centre, Limited"

Yugno-Sakhalinsk                                                20 March 2003

  Messrs. Sino Smart Investments Limited, the legal entity, established in accordance with the legislation of Hong Kong and residing at Office 1109, Pacific Plaza, 418 Des Voeux Road, West, Hong Kong, represented by Popova O.V., acting on the basis of the Power-of-attorney dated "12" February 2003, hereinafter referred to as the "Buyer", on the one part, and

  Messrs. Sakhalin General Trading and Investment Limited, the legal entity, established in accordance with the legislation of Cyprus and having its registered address at Doma Building, 227 Archibishop Makarios III Avenue, Limassol, Cyprus, represented by the General Director of the company Dallas R. Dempster, acting on the basis of the Statute, hereinafter referred to as the "Seller", on the other part, both referred to as "Parties", have concluded this contract (hereinafter Contract) about the following:

                           1. Subject of the Contract

1.1 The Buyer shall pay and accept, and the Seller shall transfer to the Buyer the securities specified in this Article (hereinafter referred to as "Securities) of the issuer mentioned below, (hereinafter referred to as "Issuer") in accordance with the Contract:

     Securities                Ordinary registered shares
     Issuer                    JSC "Sakhalin City Centre, Limited"
     Nominal value             RUR 1-00 (one) per share
     Quantity                  4250-00 (four thousand two hundred fifty)

1.2  The price of one stock shall amount to 0,2 USD.

1.3  Purchase price shall amount to: 850 (eight hundred fifty) USD.

1.4 Under this Conract the Buyer shall carry out actions necessary for the registration of the transfer the title to Securities, and issuance the origin of the document by the register holder of Issuer confirming the transfer of the title to Securities from the Seller to the Buyer.

                              2. Order of Payment

2.1 The Buyer shall effect the payment in the amount of the Purchase price according to Clause 1.3. of the Contract within 5 (five) banking days following the day the Contract is concluded. Banking day shall mean a working day for bookkeeping entries of amounts in banks of Cyprus and Hong Kong.

2.2 The Buyer shall bear all costs on the registration of the transfer of the title to the Securities in the Issuer's Securities holders' Register.

            3. Registration of the transfer the title to Securities

3.1 The Buyer shall carry out all actions necessary for registration of the transfer of the title to Securities in the Issuer's Securities holders' Register from the Seller to the Buyer, provided the Seller shall render all necessary assistance.

3.2 Within 5 (five) working days following the day the Contract is concluded the Seller shall transfer the shares to the Buyer according to the Delivery and Acceptance Act and provide the Buyer with all documents necessary for the registration of the transfer of the title to Securities including the Transfer order to the Contract.

3.3 The Buyer shall obtain all rights arising out of the ownership of the purchased Securities (dividends, title for newly issued Issuer' shares etc), from the moment the Contract is concluded.

                             4. Seller's guarantees

4.1 The Seller guarantees that Securities specified by the Contract are not liable to mortgage or any other rights of third parties, and are not under arrested.

                         5. Termination of the Contract

5.1 In the event the Seller fails to comply with the conditions of Clause 3.2 of the Contract on the expiry of 10 (ten) banking days from the moment of expiry of the period mentioned in Clause 3.2, Buyer shall be entitled to dissolve the Contract unilaterally, and the Seller shall repay the Purchase price to the Buyer.

                                6. Force Majeure

6.1 Both Parties shall be released from the responsibility for non-fulfillment, un-timely or improper fulfillment of any obligation under the Contract if such non-fulfillment, un-timely or improper fulfillment were caused by the circumstances of Force Majeure.

6.2 Non-notification or undue notification (more then within 3 days period) of the other Party by the Party for which it became impossible to fulfill obligations under the Contract, about the Force Majeure circumstances, shall deprive the corresponding Party of the right to refer to such circumstances in future.

6.3 Unless otherwise agreed between the Parties, the Force Majeure circumstances may lead the extention of the period of the Contract to the period such circumstances last.

6.4 Should Force Majeure circumstances last longer than one month, any Party shall be entitled to cancel the Contract provided the Parties shall return to the initial state. A11 expenses connected with the return the Parties to the initial state shall be equally shared.

                              7. Other conditions

7.1 All amendments, addenda and enclosures to the Contract shall be made in a written form and signed by properly authorized representatives of the Parties.

7.2 All disputes and disagreements between the Parties arising out of this Contract shall be settled by means of negotiations. The negotiations are held by the directly authorized representatives of Parties with making up the Minutes of negotiations or by means of correspondence. The term for answering the claim shall be 7 (seven) working days from the moment of receipt of the claim by the party.

     Should the Parties fail to agree, the dispute shall be settled by the Arbitration Court at the Central Agency for Transport, city of Moscow, in accordance with the Russian Law.

7.3 The Contract shall come into force on the date of its signing and shall be effective up to the fulfillment by Parties of their obligations under the Contract.

7.4 The present Contract is signed in 3 originals, equally valid, one original is handed to Seller, the other - to Buyer, and the third one is in the Owner of Issuer's Securities Register.

                      8. Legal Addresses of the Parties

Buyer:  Sino Smart Investments Limited
        Office 1109, Pacific Plaza, 418 Des Voeux Road, West, Hong Kong.

Seller: Sakhalin General Trading and Investment Limited
        Doma Building, 227 Archibishop Makarios III Avenue, Limassol, Cyprus.

For and on behalf of                    For and on behalf of
the Buyer:                              the Seller:

/s/ O.Popova                            /s/ D. Dempster
O. Popova                                D. Dempster

                   The Letter of confirmation of SSI to SGTI

To the company

Sakhalin General Trading and Investment Limited, Limassol, Cyprus

We refer to the Contract of Sublease of property in Yuzhno-Sakhalinsk, Russian Federation, of 20 March 2003 concluded between JSC "Sakhalin City Centre, Limited" (hereinafter referred to as "SCC") as the Lessor and ZAO "Ostrov Sakhalin" ("OS") as the Sublessee, and to the Contract of purchase and sale of securities (stocks) in SCC concluded between us on 20 March 2003 ("Purchase and Sale Contract").

We confirn that in case the agreement on the lease of the Plot (as this tenn is defined in the Contract of Sublease) is concluded between OS and City Administration (as this term is defined in the Contract of Sublease) directly without SCC's participation as provided in Article 5.6 of the Contract of Sublease, we will return to you SCC's shares acquired by us as per Purchase and Sale Contract at the price equal to the one stipulated in Purchase and Sale Contract.

The Sublessee shall not prevent from activity of the Lessor or other persons, acting on the instructions of or in agreement with the Lessor, on the Land beyond the borders of the Plot.

We agree that in case you file any claims against us arising out of the present Letter of Confirmation that cannot be settled by way of negotiations, such claims shall be considered by the Arbitration Court at the Central Agency for Transport, city of Moscow, in accordance with Russian law.

Sino Smart Investments Ltd.

        s/

                          Delivery and Acceptance Act
           to the Contract of purchase and sale of securities (stocks)
                     in JSC "Sakhalin City Centre, Limited"

Yugno-Sakhalinsk                                                20 March 2003

  We, the undersigned, Messrs Sakhalin General Trading and Investment Limited - the Seller and Messrs. Sino Smart Investments Limited - the Buyer, have made this Act confirming that all terms and conditions of the Contract of purchase and sale of securities (stocks) in JSC "Sakhalin City Centre, Limited" dd. 20 March, 2003 are fully performed. Hereby we confirm the transfer of the title to the securities (stocks) in stock capital.

  The Purchase price under the Contract shall amount to 850 (eight hundred fifty) US dollars. The Purchase price is paid in full. Parties have no mutual claims.

For and on behalf of                          For and on behalf of
the Buyer:                                    the Seller:

/s/ O.Popova                                  /s/ D.Dempster
O.Popova                                      D.Dempster

April, 03, 2003

                         Consulting Services Agreement

This consulting agreement (the "Agreement") is entered into as of the effective date shown below between Sakhalin General Trading & Investments Limited, a legal entity incorporated under the Laws of Cyprus (the "Company"), Doma Building, 227 Archbishop Makarios III Street, Limassol, Cyprus, represented by Dallas Reginald Dempster, acting for and on behalf of the Company as its legally appointed Power of Attorney, and Igor Mozolevsky (the "Consultant"), 42 Mariners Wharf, Quayside, Newcastle Upon Tyne, United Kingdom. The Company and the Consultant shall be jointly referred to as the "Parties".

Whereas, the Company is interested in obtaining professional and expert assistance in consulting, carrying out business administration in connection with various matters related to the practice of commercial activity in Russia.

Whereas, the Consultant has the knowledge, skill, experience, diligence and ability to provide or perform consulting serviees to the Company as laid out above.


Therefore, in consideration of the foregoing, the Parties, intending to be legally bound, hereby covenant and agree to the following:-

  l.The Company hereby appoints and the Consultant undertakes forthwith to provide the Company with professional commercial and consulting assistance in accordance with the Company's written instructions

  2.The Consultant will only act in the course of performing the obligations assumed in accordance with clause 1, and shall deal with all aspects of the various instructions, which shall include contacts with legal entities and individuals, state bodies and agencies, draft necessary documents, control progress of the various instructions and report accordingly, and shall carry out any other acts necessary or advisable for proper fulfillment of its obligations hereunder, including representing the company in any court or arbitration dispute if required to do so.

  3.In consideration of the services rendered in accordance with this Agreement the Company shall pay the Consultant mutually agreed remuneration and or any other agreed basis in accordance with invoices to be submitted by the Consultant for approval by the Company.

  4.The Consultant shall be liable for any damages suffered by the Company by the reason of the Consultant's fault where it can be determined.

  5.The Company shall be liable for any damages suffered by the Consultant by the reason of the Company's fault where it can be determined.

  6.All amendments to or alterations of this Agreement shall be effective only if they are made in writing and duly signed by the Parties or their authorized representatives.

  7.The Arbitration Court of United Kingdom in London shall resolve any dispute arising, which cannot be resolved between the Parties through a mutually acceptable intermediary.

  8.The effective date of this agreement shall be 5 March 2003.

  9.Nothing contained within this Agreement shall be construed as having established a neither Joint Venture nor Partnership between the Parties.

For and on behalf of the Company
Sakhalin General Trading and Investments Limited:

/s/ Dallas R. Dempster
Dallas R. Dempster,
Duly Authorized Power of Attorney.


The Consultant
Igor Mozolevsky:
/s/ Igor Mozolevsky
                                  Witnessed by